INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Vizacom, Inc. on Form S-3 of our report on the combined financial statements of P.C. Workstation Rentals, Inc. and Storageland, Inc. dated March 23, 2000 (March 27, 2000 with respect to Note 12) appearing in the current report on Form 8-K of Vizacom Inc. dated April 17, 2000, which is part of this Registration Statement.

We also consent to the reference to us under the heading as "Experts" in such Prospectus.


/s/ Deloitte & Touche, LLP

Jericho, New York
June 15, 2000